EXHIBIT 99.1

DecisionPoint Systems Announces Second Quarter 2023 Results

Record revenue of $31 million (+ 12%), GAAP EPS increased 17%, Non-GAAP EPS increased 20% over the second quarter of 2022

Higher gross margin Software and Services mix increased to 40% of revenue

Paid down $4.3 million in debt related to the early second quarter acquisition of Macro Integration Services

DELRAY BEACH, Fla., August 14, 2023 /PRNewswire/ — DecisionPoint™ Systems, Inc. (NYSE American: DPSI), a mobility-first enterprise services and solutions company, today announced second quarter 2023 financial results.

Steve Smith, chief executive officer of DecisionPoint commented: “We continued to execute on our proven growth model during the second quarter, benefiting from the upside synergies of our past M&A and cross-selling activities. Additionally, we acquired Macro Integration Services (MIS) at the beginning of the quarter, which shifted our mix towards higher gross margin software and services and gave us significantly deeper presence in the retail vertical, especially grocery and food service. The MIS acquisition is already playing an important role in transforming the Company. In addition to the revenue mix towards higher margin services and software, it expands our core competencies, geographic and solutions. Finally, strong cash flow from operations enabled us to pay down a material portion of the debt we took on at the end of the first quarter to acquire MIS.”

Second Quarter Highlights (2023 versus 2022)

●	Revenue increased 12.4% to $30.9 million;

●	Gross Profit increased 22.5% to $7.7 million; Gross Margin increased 210 basis points to 25.1%

●	GAAP Operating Income decreased 32.1% to $1.3 million;

●	GAAP Net Income and diluted EPS increased 15.8% and 16.9% to $0.8 million and $0.11, respectively;

●	Non-GAAP Net Income and non-GAAP diluted EPS increased 26.6% and 19.6% to $1.0 million and $0.13, respectively (see GAAP to Non-GAAP Reconciliation on page 8);

●	Adjusted EBITDA decreased 9.4% to $2.5 million;

●	Paid down $4.3 million of debt related to the April 1, 2023 acquisition of MIS

Second Quarter Select Financial Metrics: 2023 versus 2022 (see GAAP to Non-GAAP Reconciliation on page 8)

(in $M except for EPS)	2Q23	2Q22	Change	YTD FY23	YTD FY22	Change
Total Revenue	$30.9	$27.5	12.4%	$58.0	$47.2	22.8%
Hardware Revenue	$19.7	$22.7	-13.0%	$41.9	$38.3	9.5%
Software and Services Revenue	$11.2	$4.8	132.6%	$16.0	$8.9	79.4%
Gross Profit	$7.7	$6.3	22.5%	$13.8	$11.0	25.4%
Gross Margin	25.1%	23.0%		23.8%	23.3%
GAAP Operating Income	$1.3	$2.0	-32.1%	$2.5	$2.2	14.1%
GAAP Net Income	$0.8	$0.7	15.8%	$1.7	$1.6	8.0%
GAAP Diluted Earnings Per Share	$0.11	$0.09	16.9%	$0.22	$0.20	8.2%
Non-GAAP Net Income	$1.0	$0.8	26.6%	$2.3	$2.1	11.8%
Non-GAAP Diluted EPS	$0.13	$0.11	19.6%	$0.30	$0.27	9.5%
Adjusted EBITDA	$2.5	$2.7	-9.4%	$4.6	$3.8	21.3%

*	numbers may not add due to rounding

Balance Sheet and Liquidity as of June 30, 2022

Cash and cash equivalents were $7.2 million, compared to $7.6 million on December 31, 2022. Short-term and long-term debt were $1.0 million and $6.9 million, respectively. The decrease in cash and increase in debt was related to the Company drawing down on its credit facilities to close the acquisition of MIS on April 1, 2023 and subsequently paying down $4.3 million in debt at the end of the quarter.

2023 Commentary and Third Quarter Guidance (ending 9/30/23)

“Looking to the third quarter, we are targeting $27.0 to $29.0 million in revenue (5% to 13% revenue growth) and adjusted EBITDA in the range of $2.0 to $2.3 million. Our business remains robust as, with the acquisition of MIS, we now have five new top ten customers and a much deeper play in providing retail technology solutions to customers,” concluded Smith.

Conference Call and Webcast Information

Management will host an earnings conference call and webcast at 11:00 a.m. Eastern Time. Q&A with investors will follow management's presentation of the results, outlook and strategy.

Live Call Information:

Date: August 15, 2023

Time: 11:00 a.m. Eastern Time

Toll-Free: 1-877-407-3982
Toll/International: 1-201-493-6780

Call me™: Click Call me Link for instant telephone access to the event (Call me™ link will be made active 15 minutes before the scheduled start time).

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1628170&tp_key=86d6b02517

Replay Information:

Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Pin Number: 13740529
Replay Start: Tuesday, August 15, 2023, 12:00 p.m. ET
Replay Expiry: Tuesday, August 22, 2023 at 11:59 p.m. ET

About DecisionPoint Systems

DecisionPoint Systems Inc. delivers mobility-first managed service and integration solutions to healthcare, supply chain, and retail customers, enabling them to make better and faster decisions in the moments that matter—the decision points. Our mission is to help businesses consistently deliver on those moments—accelerating growth, improving worker productivity, and lowering risks and costs. For more information about DecisionPoint Systems, Inc., visit https://www.decisionpt.com.

Forward-Looking Statements

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

DecisionPoint Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$7,225	$7,642
Accounts receivable, net	16,566	17,085
Inventory, net	2,446	4,417
Deferred costs	3,184	2,729
Prepaid expenses and other current assets	397	399
Total current assets	29,818	32,272
Operating lease assets	3,778	2,681
Property and equipment, net	2,920	1,817
Deferred costs, net of current portion	2,744	2,868
Deferred tax assets	-	848
Intangible assets, net	8,993	4,531
Goodwill	24,379	10,499
Other assets	105	41
Total assets	$72,737	$55,557
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,628	$19,755
Accrued expenses and other current liabilities	6,283	5,357
Deferred revenue	7,367	6,021
Current portion of earnout consideration	5,520	-
Current portion of long-term debt	1,003	3
Current portion of operating lease liabilities	866	529
Total current liabilities	33,667	31,665
Deferred revenue, net of current portion	3,724	4,331
Long-term debt	6,891	143
Noncurrent portion of operating lease liabilities	3,516	2,706
Long-term portion of earnout consideration	4,316	-
Deferred tax liabilities	1,909	-
Other liabilities	6	130
Total liabilities	54,029	38,975
Commitments and contingencies (Notes 6 and 10)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 50,000 shares authorized; 7,628 and 7,416 shares issued and outstanding, respectively	8	7
Additional paid-in capital	38,853	38,429
Accumulated deficit	(20,153)	(21,854)
Total stockholders’ equity	18,708	16,582
Total liabilities and stockholders’ equity	$72,737	$55,557

DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net sales:
Product	$19,746	$22,692	$41,912	$38,272
Service	11,166	4,814	16,039	8,955
Net sales	30,912	27,506	57,951	47,227
Cost of sales:
Product	15,980	17,869	33,865	30,290
Service	7,184	3,310	10,287	5,935
Cost of sales	23,164	21,179	44,152	36,225
Gross profit	7,748	6,327	13,799	11,002
Operating expenses:
Sales and marketing expense	2,491	2,384	4,859	4,560
General and administrative expenses	3,911	1,960	6,406	4,220
Total operating expenses	6,402	4,344	11,265	8,780
Operating income	1,346	1,983	2,534	2,222
Interest expense	(210)	(9)	(223)	(35)
Other income (expense)	9	(21)	9	(16)
Income before income taxes	1,145	1,953	2,320	2,171
Income tax expense	(310)	(1,232)	(619)	(598)
Net income and comprehensive income attributable to common stockholders	$835	$721	$1,701	$1,573
Earnings per share attributable to stockholders:
Basic	$0.11	$0.10	$0.23	$0.22
Diluted	$0.11	$0.09	$0.22	$0.20
Weighted average common shares outstanding
Basic	7,601	7,222	7,447	7,209
Diluted	7,935	7,691	7,869	7,720

DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities
Net income	$1,701	$1,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,297	1,128
Amortization of inventory valuation adjustment	120	-
Loss on fixed asset disposal	235	22
Share-based compensation expense	216	275
Provision for inventory obsolescense	2	-
Deferred income taxes, net	(447)	589
Provision for doubtful accounts	118	-
Changes in operating assets and liabilities:
Accounts receivable	10,525	(4,950)
Inventory, net	4,479	1,369
Deferred costs	(331)	(305)
Prepaid expenses and other current assets	93	(171)
Accounts payable	(9,936)	4,479
Accrued expenses and other current liabilities	(2,596)	(501)
Operating lease liabilities	(63)	264
Deferred revenue	(405)	9,100
Net cash provided by operating activities	5,008	12,872
Cash flows from investing activities
Purchases of property and equipment	(579)	(1,095)
Cash paid for acquisitions, net of cash acquired	(12,794)	(4,525)
Net cash used in investing activities	(13,373)	(5,620)
Cash flows from financing activities
Repayment of term debt	(252)	(2)
Line of credit, net	3,000	-
Proceeds from term loan	5,000	-
Cash paid for taxes on the cashless exercises of stock options	-	(1,403)
Proceeds from exercise of warrants	187	-
Proceeds from exercise of stock options	13	25
Net cash provided by (used in) financing activities	7,948	(1,380)
Change in cash	(417)	5,872
Cash, beginning of period	7,642	2,587
Cash, end of period	$7,225	$8,459
Supplemental disclosures of cash flow information
Cash paid for interest	$88	$31
Cash paid for income taxes	$419	$109
Supplemental disclosure of non-cash activities
Right-of-use assets obtained in exchange for new operating lease liabilities	$-	$3,211
Cashless exercise of warrants	$9	$3,508

Trended Financial Information

Trended Financial Information*

(in $M except for EPS)	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	FY21	FY22	YTD FY23
Total Revenue	$19.7	$27.5	$25.7	$24.5	$27.0	$30.9	$65.9	$97.4	$58.0
Hardware Revenue	$15.6	$22.7	$21.0	$19.8	$22.2	$19.7	$44.4	$71.8	$41.9
Software and Services Revenue	$4.1	$4.8	$4.7	$4.7	$4.9	$11.2	$15.5	$18.3	$16.0
Gross Profit	$4.7	$6.3	$5.8	$6.3	$6.1	$7.7	$15.3	$23.1	$13.8
Gross Margin	23.7%	23.0%	22.4%	25.9%	22.4%	25.1%	23.2%	23.7%	23.8%
Operating (loss) Income	$0.2	$2.0	$1.5	$0.7	$1.2	$1.3	$0.4	$4.4	$2.5
Net (loss) Income	$0.9	$0.7	$1.1	$0.4	$0.9	$0.8	$1.4	$3.1	$1.7
Diluted EPS	$0.11	$0.09	$0.15	$0.07	$0.11	$0.11	$0.19	$0.41	$0.22
Non-GAAP Net Income**	$1.3	$0.8	$1.2	$0.7	$1.3	$1.0	$1.5	$4.1	$2.3
Non-GAAP Diluted EPS**	$0.16	$0.11	$0.16	$0.11	$0.16	$0.13	$0.20	$0.54	$0.30
Adjusted EBITDA	$1.1	$2.7	$2.3	$1.8	$2.2	$2.5	$3.1	$7.8	$4.6

*	numbers may not add due to rounding

**	see GAAP to Non-GAAP Reconciliation on page 8

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we have provided non-GAAP financial information, namely non-GAAP Net Income, non-GAAP diluted EPS and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for transaction-related and non-recurring items). We believe that these non-GAAP measures provide investors with a better understanding of how the results relate to our historical performance as well as when comparing our results to other publicly-traded companies. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. Management believes that these adjusted measures reflect the essential operating activities of the Company.

Reconciliation of guidance regarding Adjusted EBITDA to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to stock based compensation. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on non-GAAP measures.

A reconciliation of non-GAAP financial information appears below:

DecisionPoint Systems, Inc.

Supplemental Financial Information

Reconciliation of Select GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2023	2022
Net income, as reported	$835	$721	$1,701	$1,573
Share-based compensation	20	50	216	275
Business acquisition costs	189	25	410	202
NYSE American uplisting costs	-	29	-	-
Non-GAAP net income	$1,044	$825	$2,327	$2,050
Depreciation and amortization	908	676	1,472	1,128
Income taxes	310	1,232	619	595
Interest expense	210	9	223	34
Adjusted EBITDA	$2,471	$2,742	$4,640	$3,807

Diluted EPS, as reported	$0.11	$0.09	$0.22	$0.20
Adjusted Diluted EPS	$0.13	$0.10	$0.30	$0.27

Weighted average diluted common shares outstanding	7,935	7,691	7,869	7,720